Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DatChat Inc.

We hereby consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement on Form S-3 of DatChat Inc. of our report dated March 29, 2022 relating to the financial statements of DatChat Inc. appearing in the Company’s Annual Report on Form 10-K for the years ended December 31, 2022 and 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ D. Brooks and Associates CPAs, P.A.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

October 27, 2022